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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  MARCH 27, 1997


                         FLEXTRONICS INTERNATIONAL LTD.
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             (Exact name of Registrant as specified in its charter)



                                   SINGAPORE
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                 (State or other jurisdiction of incorporation)



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
    0-23354                                                 NOT APPLICABLE
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  (Commission                                                (IRS Employer
  File Number)                                            Identification No.)


514 CHAI CHEE LANE, #04-13, BEDOK INDUSTRIAL ESTATE, SINGAPORE       469029
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       (Address of principal executive offices)                      Zip Code)

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                                 (65) 449-5255
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              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)
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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 27, 1997, Flextronics International Ltd. (the "Company") acquired from Ericsson Business Networks AB ("Ericsson") two manufacturing facilities (the "Karlskrona Facilities") located in Karlskrona, Sweden and related inventory, equipment and other assets for approximately $82.9 million in cash. The Karlskrona Facilities include a 220,000 square foot facility and a 110,000 square foot facility, each of which is ISO 9002 certified. Prior to the acquisition, these facilities assembled printed circuit boards, network switches, cordless base stations and other components for business communications systems sold by Ericsson. Approximately 930 Ericsson employees currently based at the Karlskrona Facilities are expected to remain employed by the Company at the facilities. In addition, at the closing of the transaction, Ronny Nilsson, previously the Vice President and General Manager, Supply and Distribution of Ericsson, was appointed President of Flextronics International Sweden AB and Senior Vice President, Europe of the Company.

         The Company, certain of its subsidiaries and Ericsson also entered into a multi-year purchase agreement (the "Purchase Agreement"), under which the Company will manufacture and Ericsson will purchase, for a three-year period, certain products used in Ericsson's business communications systems. The Company believes that, as a result, sales to Ericsson will account for a large portion of its net sales in fiscal 1998. The Karlskrona Facilities' cost of sales and services (including certain overhead allocations) for the year ended December 31, 1996 was 2.14 billion Swedish kronor (approximately $310.5 million based on exchange rates at December 31, 1996). However, there can be no assurance as to the volume of Ericsson's purchases, or the mix of products that it will purchase, from the Karlskrona Facilities in any future period.

         The Purchase Agreement contains cost reduction targets and price limitations and imposes on the Company certain manufacturing quality requirements, and there can be no assurance that the Company can achieve acceptable levels of profitability under the Purchase Agreement or reduce costs and prices to Ericsson over time as contemplated by the Purchase Agreement. In addition, the Purchase Agreement requires that the Company maintain a ratio of equity to total liabilities of at least 25%, and a current ratio of at least 120%. Further, the Purchase Agreement prohibits the Company from selling or relocating the equipment acquired in the transaction without Ericsson's consent. A material breach by the Company of any of the terms of the Purchase Agreement could allow Ericsson to repurchase the assets conveyed to the Company at the Company's book value or to obtain other relief, including the cancellation of outstanding purchase orders or termination of the Purchase Agreement. Ericsson also has certain rights to be consulted on the management of the Karlskrona Facilities and to approve the use of the Karlskrona Facilities for Ericsson's competitors or for other customers where such use might adversely affect Ericsson's access to production capacity at the facilities. In addition, without Ericsson's consent, the Company may not enter into any transactions that could adversely affect its ability to continue to supply products and services to Ericsson under the Purchase Agreement or its ability to reduce costs and prices to Ericsson. As a result of these rights, Ericsson may, under certain circumstances, retain a significant degree of control over the Karlskrona Facilities and their management.
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         The source of funds for the purchase of the Karlskrona Facilities was funds loaned to the Company under a new credit facility consisting of two revolving credit and term loan agreements (together, the "New Credit Facility") provided by The First National Bank of Boston.

ITEM 5:  OTHER EVENTS.

         On March 27, 1997 the Company entered into the New Credit Facility under which, subject to compliance with certain financial ratios and the satisfaction of customary borrowing conditions, the Company and its United States subsidiary may borrow up to an aggregate of $175.0 million. Of the $175.0 million, $105.0 million is available (subject to a borrowing base equal to 70% of consolidated accounts receivable and 20% of consolidated inventory) for revolving credit loans to the Company and its United States subsidiary ($41.0 million of which were outstanding on March 31, 1997) and $70.0 million of which was provided on March 27, 1997 through term loans amortizing over a 5-year period and subject to mandatory prepayment with the net proceeds of certain asset sales and issuances of subordinated indebtedness or Ordinary Shares by the Company. Loans to the Company are guaranteed by certain of its subsidiaries and loans to the Company's United States subsidiary are guaranteed by the Company and by certain of the Company's subsidiaries. The revolving credit loans under the New Credit Facility will mature in March 2000. The New Credit Facility is secured by a lien on all accounts receivable and inventory of the Company and its subsidiaries, as well as a pledge of the Company's shares in certain of its subsidiaries. The New Credit Facility contains covenants and provisions that, among other things, prohibit the Company and its subsidiaries from (i) incurring additional indebtedness, except for subordinated debt evidenced by the Subordinated Notes (as defined therein) in an aggregate principal amount of not more than $150,000,000, certain purchase money debt and leases not to exceed $25.0 million and certain subsidiary debt not to exceed $15.0 million; (ii) incurring liens on their property (subject to certain exceptions); (iii) making capital investments exceeding $65.0 million in fiscal 1998 and $25.0 million annually thereafter; (iv) engaging in certain sales of assets; (v) making acquisitions that do not meet specified criteria; and (vi) making certain other investments.

         The New Credit Facility also requires that the Company satisfy certain financial covenants and tests on a consolidated basis which, among other things, provide that the Company's: (i) Leverage Ratio (the ratio of Total Debt to EBITDA (each as defined therein)) must not exceed 4.25:1.00 (reducing to 2.75:1.00 by April 1, 1999), (ii) Interest Coverage Ratio (the ratio of EBITDA to Consolidated Interest Expense (as defined therein)) must not exceed 3:00:1.00 (increasing to 4:00:1.00 by January 1, 1999), (iii) Fixed Charge Coverage Ratio (the ratio of EBITDA to Fixed Charges (as defined therein)) must not exceed 1:15:1.00 (increasing to 1:25:1.00 by April 1, 1999) and (iv) Consolidated Tangible Net Worth (as defined therein) must not be less than (a) 95% of Consolidated Tangible Net Worth at March 31, 1997 plus (b) 75% of positive Consolidated Net Income (as defined therein) plus (c) 100% of the proceeds of any Equity Issuance (as defined therein).

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ITEM 7:  EXHIBITS.

         2(a) Asset Transfer Agreement between Ericsson Business Networks AB and Flextronics International Sweden AB dated as of February 12, 1997. (Incorporated by reference to Exhibit 2.1 of the Company's registration statement on Form S-3, No. 333-21715.)

         2(b)    Press Release of the Company dated March 27, 1997.

         5(a) Revolving Credit and Term Loan Agreement, dated as of March 27, 1997, among Flextronics International Ltd., The First National Bank of Boston, as Agent and the other lending institutions listed on Schedule 1 attached thereto.

         5(b) Revolving Credit Agreement, dated as of March 27, 1997, among, Flextronics International USA, Inc., The First National Bank of Boston, as Agent and the other lending institutions listed on Schedule 1 attached thereto.
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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                FLEXTRONICS INTERNATIONAL LTD.



Date:  April 11, 1997           By:  /s/   Michael E. Marks
                                    -----------------------------
                                    Michael E. Marks
                                    Chairman and Chief Executive Officer
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                                 EXHIBIT INDEX
Exhibit
   No.                             Document

  2(a) Asset Transfer Agreement between Ericsson Business Networks AB and Flextronics International Sweden AB dated as of February 12, 1997. The Company agrees to furnish a copy of any omitted schedule to the Commission upon request.
                 (Incorporated by reference to Exhibit 2.1 of the Company's registration statement on Form S-3, No. 333-21715.)

  2(b)           Press Release of the Company dated March 27, 1997.

  5(a) Revolving Credit and Term Loan Agreement, dated as of March 27, 1997, among Flextronics International Ltd., The First National Bank of Boston, as Agent and the other lending institutions listed on Schedule 1 attached thereto. The Company agrees to furnish a copy of any omitted schedule to the Commission upon request.

  5(b) Revolving Credit Agreement, dated as of March 27, 1997, among, Flextronics International USA, Inc., The First National Bank of Boston, as Agent and the other lending institutions listed on Schedule 1 attached thereto. The Company agrees to furnish a copy of any omitted schedule to the Commission upon request.